                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                           DOW JONES & COMPANY, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

                                       Notice of 1997
[LOGO] DOWJONES                        Annual Meeting and
                                       Proxy Statement



                                       Dow Jones & Company

DOW JONES & COMPANY, INC.
200 Liberty Street, New York, New York 10281

To Our Stockholders:

You are cordially invited to attend the 1997 Annual Meeting of Stockholders of Dow Jones & Company, Inc., which will be held on Wednesday, April 16, 1997 at 9:30 a.m. at:

                             The Port Authority of New York and New Jersey Oval Room--43rd Floor
                             One World Trade Center
                             New York, New York

Discussions of Company affairs at past Annual Meetings have generally been in-teresting and useful. I hope you will be able to attend.

This year, you are being asked to act upon the election of seven directors, the adoption of the Dow Jones 1997 Long Term Incentive Plan and one stock-holder proposal. These matters are discussed in greater detail in the accompa-nying proxy statement.

The Board of Directors recommends a vote FOR the election of directors, FOR the adoption of the Long Term Incentive Plan and AGAINST the stockholder pro-posal.

Regardless of the number of shares you own and whether or not you plan to at-tend, it is important that your shares are represented and voted at the meet-ing. You are requested to sign, date and return the enclosed proxy promptly. If you do attend the Annual Meeting, you may still vote in person if you so desire.

Sincerely yours,

/s/ Peter R. Kann

Peter R. Kann
Chairman of the Board

March 21, 1997

DOW JONES & COMPANY, INC.
200 Liberty Street, New York, New York 10281

NOTICE OF 1997 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD WEDNESDAY, APRIL 16, 1997

To the Stockholders of
DOW JONES & COMPANY, INC.

NOTICE IS HEREBY GIVEN that the 1997 Annual Meeting of Stockholders of Dow Jones & Company, Inc. will be held at The Port Authority of New York and New Jersey, Oval Room, 43rd Floor, One World Trade Center, New York, New York on Wednesday, April 16, 1997 at 9:30 a.m. for the purposes of:

 1. Electing five directors to hold office until 2000 and two directors to hold office until 1999;

 2.  Adopting the Dow Jones 1997 Long Term Incentive Plan;

 3. Acting upon a stockholder proposal to evaluate the performance of Dow Jones' chief executive officer; and

 4.  Transacting such other business as may properly come before the meeting.

 Your attention is directed to the accompanying proxy statement for further information with respect to the matters to be acted upon at the meeting.

 Stockholders of record at the close of business on February 21, 1997 are en-titled to notice of and to vote at the meeting. A list of such stockholders will be open to the examination of any stockholder for any purpose germane to the meeting for a period of ten days prior to the meeting at the Company's of-fices, 200 Liberty Street, New York, New York.

 Stockholders are requested to complete, date, sign and return the enclosed proxy in the enclosed postage prepaid envelope. Until your proxy is voted you may revoke it by delivery to the Company of a subsequently executed proxy or a written notice of revocation. Your prompt response will be appreciated.

By order of the Board of Directors,

/s/ Peter G. Skinner

Peter G. Skinner
Secretary

March 21, 1997

DOW JONES & COMPANY, INC.
200 Liberty Street, New York, New York 10281

PROXY STATEMENT

1997 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD WEDNESDAY, APRIL 16, 1997

SOLICITATION AND REVOCATION OF PROXIES

This proxy statement is furnished in connection with the solicitation on be-half of the Board of Directors of Dow Jones & Company, Inc. of proxies for use at the Annual Meeting of Stockholders to be held at 9:30 a.m. on Wednesday, April 16, 1997 at The Port Authority of New York and New Jersey, Oval Room, 43rd Floor, One World Trade Center, New York, New York for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. If the en-closed proxy is executed and returned, all shares represented thereby will be voted. Each proxy will be voted in accordance with the stockholder's instruc-tions with respect to (i) the election of directors, (ii) adopting the Dow Jones 1997 Long Term Incentive Plan and (iii) acting upon a stockholder pro-posal to evaluate the performance of Dow Jones' chief executive officer. If no such instructions are specified, the proxies will be voted FOR the election of each person nominated for election as a director, FOR the adoption of the Dow Jones 1997 Long Term Incentive Plan and AGAINST the stockholder proposal. Un-til a proxy is voted it may be revoked by a stockholder by delivery to the Secretary of the Company at the above address of a subsequently executed proxy or a written notice of revocation. The cost of preparing and mailing this proxy statement and proxies will be borne by the Company. Proxies may be so-licited by officers, directors and regular employees of the Company by mail, telephone and personal solicitation, and no additional compensation will be paid to such individuals. The Company may also reimburse brokers and other persons holding stock in their names or in the names of their nominees for their charges and expenses in forwarding proxies and proxy material to the beneficial owners of such stock. In addition, the Company has retained D.F. King & Co., Inc., 77 Water Street, New York, New York 10004 to aid in the so-licitation of proxies by mail, telephone, telecopy and personal solicitation and will request brokerage houses and other nominees, fiduciaries and custodi-ans to forward soliciting materials to beneficial owners of the Company's Com-mon Stock and Class B Common Stock. For these services, the Company will pay D.F. King & Co., Inc. a fee of $10,000, plus expenses.
              ---------------------------------------------------

COMMON STOCK OUTSTANDING

At the close of business on February 21, 1997 there were outstanding and enti-tled to vote 73,919,737 shares of Common Stock and 21,637,285 shares of Class B Common Stock of the Company. Each share of Common Stock is entitled to one vote. Each share of Class B Common Stock is entitled to ten votes. The Common Stock, voting separately as a class, is entitled to elect two directors to be elected at the meeting to serve a three-year term expiring in 2000 and one di-rector to be elected at the meeting to serve a two-year term expiring in 1999. The Common Stock and the Class B Common Stock vote together with respect to the election of three directors to be elected at the meeting to serve a three-year term expiring in 2000, the election of one director to be elected at the meeting to serve a two-year term expiring in 1999 and all other matters sub-mitted to the stockholders.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth information, as of January 17, 1997, with re-spect to the number of shares of Common Stock and Class B Common Stock owned by the only persons who were known by the Company to own beneficially more than 5% of the outstanding Common Stock or Class B Common Stock.

                                             SHARES
                                          BENEFICIALLY
NAME AND ADDRESS OF BENEFICIAL OWNER        OWNED(A)       PERCENT OF CLASS
---------------------------------------------------------------------------
Christopher Bancroft                  Common  5,201,000(b)       7.0%
   c/o Holme Roberts & Owen LLC       Class B 3,820,360(b)      17.7%
   1700 Lincoln Street
   Denver, Colorado 80203
---------------------------------------------------------------------------
Sanford C. Bernstein & Co., Inc.      Common  4,990,960(c)       6.8%
   767 Fifth Avenue
   New York, New York 10153
---------------------------------------------------------------------------
Jane B. Cook                          Common  2,694,038(d)       3.6%
   c/o Hemenway & Barnes              Class B 1,371,696(d)       6.3%
   60 State Street
   Boston, Massachusetts 02109
---------------------------------------------------------------------------
Judson W. Detrick                     Common  3,517,872(e)       4.8%
   Holme Roberts & Owen LLC           Class B 2,266,261(e)      10.5%
   1700 Lincoln Street
   Denver, Colorado 80203
---------------------------------------------------------------------------
Roy A. Hammer                         Common  9,828,770(e)      13.3%
   Hemenway & Barnes                  Class B 7,115,565(e)      32.9%
   60 State Street
   Boston, Massachusetts 02109
---------------------------------------------------------------------------
Paul D. Holleman                      Common  3,518,472(e)       4.8%
   Holme Roberts & Owen LLC           Class B 2,266,211(e)      10.5%
   1700 Lincoln Street
   Denver, Colorado 80203
---------------------------------------------------------------------------
George H. Kidder                      Common  4,372,698(e)       5.9%
   Hemenway & Barnes                  Class B 3,396,606(e)      15.7%
   60 State Street
   Boston, Massachusetts 02109
---------------------------------------------------------------------------
Jane C. MacElree                      Common  6,530,432(f)       8.8%
   c/o Hemenway & Barnes              Class B 3,894,954(f)      18.0%
   60 State Street
   Boston, Massachusetts 02109
---------------------------------------------------------------------------
James H. Ottaway, Sr.                 Common  2,953,370(g)       4.0%
Ruth B. Ottaway                       Class B 1,679,014(g)       7.8%
James H. Ottaway, Jr.
David B. Ottaway
Ruth Ottaway Sherer
   c/o Ottaway Newspapers, Inc.
   Post Office Box 401
   Campbell Hall, New York 10916
---------------------------------------------------------------------------
Lawrence T. Perera                    Common  4,890,550(e)       6.6%
   Hemenway & Barnes                  Class B 3,477,000(e)      16.1%
   60 State Street
   Boston, Massachusetts 02109
---------------------------------------------------------------------------

                                             SHARES
                                          BENEFICIALLY
NAME AND ADDRESS OF BENEFICIAL OWNER        OWNED(A)       PERCENT OF CLASS
---------------------------------------------------------------------------
Thomas A. Richardson                  Common  3,184,972(e)       4.3%
   Holme Roberts & Owen LLC           Class B 1,928,331(e)       8.9%
   1700 Lincoln Street
   Denver, Colorado 80203
---------------------------------------------------------------------------
Bayne Stevenson                       Common  3,335,054(e)       4.5%
   c/o Hemenway & Barnes              Class B 1,736,162(e)       8.0%
   60 State Street
   Boston, Massachusetts 02109
---------------------------------------------------------------------------
State Street Bank & Trust Company     Common  5,673,282(h)       7.7%
   225 Franklin Street                Class B 3,228,993(h)      14.9%
   Boston, Massachusetts 02110
---------------------------------------------------------------------------

(a) Except as otherwise indicated, the beneficial owner has sole voting and investment power.

(b) Includes 4,890,000 shares of Common Stock and 3,477,000 shares of Class B Common Stock held by Mr. Bancroft as trustee, as to which he shares voting and investment power with other trustees, including Mrs. Cook and Messrs. Hammer and Perera. Also includes 311,000 shares of Common Stock and 343,360 shares of Class B Common Stock held by Mr. Bancroft as trustee of a revocable trust, as to which he shares voting and investment power with other trustees, including Messrs. Holleman, Richardson and Detrick. Mr. Bancroft could acquire sole vot-ing and investment power over such shares if he were to revoke the trust.

(c) As of December 31, 1996, which is the most recent date as of which the Company has such information, Sanford C. Bernstein & Co., Inc. held all of these shares as an investment advisor or broker-dealer and had sole investment power over all of these shares and sole voting power as to 2,627,550 of these shares.

(d) Includes 2,694,038 shares of Common Stock and 1,371,363 shares of Class B Common Stock held by Mrs. Cook as trustee of a revocable trust, as to which she shares voting and investment power with other trustees, including Mr. Ste-venson. Mrs. Cook could acquire sole voting and investment power over such shares if she were to revoke the trust.

(e) Includes shares held as trustee, as to which voting and investment power is shared with other trustees (including other persons named above), by the following persons, each of whom disclaims beneficial ownership of such shares:
Mr. Detrick--3,517,872 shares of Common Stock and 2,266,211 shares of Class B Common Stock; Mr. Hammer--9,828,770 shares of Common Stock and 7,115,565 shares of Class B Common Stock; Mr. Holleman--3,517,872 shares of Common Stock and 2,266,211 shares of Class B Common Stock; Mr. Kidder--4,372,000 shares of Common Stock and 3,396,360 shares of Class B Common Stock; Mr. Perera-- 4,890,550 shares of Common Stock and 3,477,000 shares of Class B Common Stock; Mr. Richardson--3,184,972 shares of Common Stock and 1,928,331 shares of Class B Common Stock; and Mr. Stevenson--3,315,623 shares of Common Stock and 1,727,364 shares of Class B Common Stock. Also includes 600 shares of Common Stock held by Mr. Holleman as trustee, as to which Mr. Holleman has sole vot-ing and investment power.

(f) Includes 5,543,555 shares of Common Stock and 3,350,368 shares of Class B Common Stock held by Mrs. MacElree as trustee, as to which she shares voting and investment power with other trustees, including Mr. Hammer with respect to 2,747,400 shares of Common Stock and 1,746,733 shares of Class B Common Stock; and Mr. Kidder with respect to 2,791,900 shares of Common Stock and 1,602,050 shares of Class B Common Stock.

(g) All of these shares have been deposited in a voting trust by various Otta-way family trusts, individual members of the Ottaway family and a private in-vestment company owned by members of the Ottaway family. The voting trustees under the voting trust are James H. Ottaway, Sr., his wife, Ruth B. Ottaway, and their adult children, James H. Ottaway, Jr., David
B. Ottaway and Ruth Ottaway Sherer. The voting trust will remain in effect un-til January 27, 2003, but shares may be withdrawn from the voting trust prior thereto. As of January 17, 1997, each of James H. Ottaway, Sr., Ruth B. Otta-way and David B. Ottaway beneficially owned 2,953,370 shares of Common Stock and 1,679,014 shares of Class B Common Stock. As of January 17, 1997, Ruth Ot-taway Sherer beneficially owned 3,125,540 shares of Common Stock (4.2%) and 1,716,203 shares of Class B Common Stock (7.9%). As of January 17, 1997, James
H. Ottaway, Jr. beneficially owned 3,015,435 shares of Common Stock (includes 59,688 shares subject to options) and 1,679,014 shares of Class B Common Stock. Each of the foregoing persons is deemed the beneficial owner of the shares held in the voting trust described above and, accordingly, each of the foregoing figures includes such shares. In addition, various other shares are also included more than once in the foregoing figures as a result of other shared ownership arrangements. Each of James H. Ottaway, Sr., Ruth B. Ottaway, James H. Ottaway, Jr., David B. Ottaway and Ruth Ottaway Sherer shares voting power over 2,953,370 shares of Common Stock and 1,679,014 shares of Class B Common Stock and investment power over 3,080 shares of Common Stock and 1,540 shares of Class B Common Stock. Ruth Ottaway Sherer has sole voting and in-vestment power over 172,170 shares of Common Stock and 37,189 shares of Class B Common Stock.

(h) As of December 31, 1996, which is the most recent date as of which the Company has such information, State Street Bank & Trust Company held all of these shares as trustee, disclaimed beneficial ownership of them and shared voting and investment power with persons named above as to 4,920,749 shares of Common Stock and 3,228,993 shares of Class B Common Stock.
              ---------------------------------------------------

SECURITY OWNERSHIP OF DIRECTORS AND MANAGEMENT

The following table sets forth information as of January 17, 1997, with re-spect to the number of shares of Common Stock and Class B Common Stock owned by each director and nominee for director, the five most highly compensated executive officers, and all directors, nominees and executive officers as a group.

                                  SHARES BENEFICIALLY PERCENT OF  COMMON STOCK
NAME                                   OWNED(1)        CLASS(2)  EQUIVALENTS(3)
-------------------------------------------------------------------------------
Rand V. Araskog (4)               Common       18,800     *          15,457
                                  Class B         700     *
-------------------------------------------------------------------------------
Christopher Bancroft (5) (6) (7)  Common    5,201,000    7.0%          --
                                  Class B   3,820,360   17.6%
-------------------------------------------------------------------------------
Kenneth L. Burenga (4)            Common      110,893     *            --
                                  Class B       3,015     *
-------------------------------------------------------------------------------
William C. Cox, Jr. (5) (6) (8)   Common      332,699     *            --
                                  Class B     639,061    3.0%
-------------------------------------------------------------------------------
Harvey Golub                      Common        2,000     *            --
                                  Class B          --     *
-------------------------------------------------------------------------------
Leslie Hill (5) (6) (9)           Common      116,972     *            --
                                  Class B      68,123     *
-------------------------------------------------------------------------------
Irvine O. Hockaday, Jr.           Common        3,000     *            737
                                  Class B          --     *
-------------------------------------------------------------------------------
Vernon E. Jordan, Jr.             Common          266     *          5,920
                                  Class B         105     *
-------------------------------------------------------------------------------

                               SHARES BENEFICIALLY  PERCENT OF  COMMON STOCK
NAME                                 OWNED(1)        CLASS(2)  EQUIVALENTS(3)
-----------------------------------------------------------------------------
Peter R. Kann (4)              Common       194,765     *          5,383
                               Class B        4,027     *
-----------------------------------------------------------------------------
David K.P. Li                  Common         8,029     *          4,016
                               Class B           --     *
-----------------------------------------------------------------------------
Jane C. MacElree (5) (6) (10)  Common     6,530,432    8.8%          --
                               Class B    3,894,954   18.0%
-----------------------------------------------------------------------------
Frank N. Newman                Common            --     *            --
                               Class B           --     *
-----------------------------------------------------------------------------
James H. Ottaway, Jr. (11)     Common     3,015,435    4.1%          --
                               Class B    1,679,014    7.8%
-----------------------------------------------------------------------------
James Q. Riordan               Common         7,000     *          18,732
                               Class B        1,000     *
-----------------------------------------------------------------------------
Peter G. Skinner (4)           Common        61,296     *            --
                               Class B           --     *
-----------------------------------------------------------------------------
William C. Steere, Jr.         Common            --     *            --
                               Class B           --     *
-----------------------------------------------------------------------------
Carl M. Valenti (4)            Common        91,494     *            --
                               Class B        2,087     *
-----------------------------------------------------------------------------
All directors and executive                                        50,892
 officers                      Common    15,745,148    21.3%
 as a group (19 persons) (12)  Class B   10,114,654    46.7%
-----------------------------------------------------------------------------

(1) Except as otherwise indicated, the beneficial owner has sole voting and investment power. Includes shares of Common Stock subject to options exercis-able within 60 days after January 17, 1997 held by: Mr. Burenga (88,604 shares), Mr. Cox (25,465 shares), Mr. Kann (130,275 shares), Mr. Ottaway (59,688 shares), Mr. Skinner (53,740 shares) and Mr. Valenti (62,592 shares).

(2) For purposes of computing the percentages above, the number of shares of Common Stock outstanding includes any shares which may be acquired by the named person within 60 days after January 17, 1997. An asterisk under the col-umn "Percent of Class" indicates that the named person beneficially owns less than one percent of the shares of Common Stock or Class B Common Stock out-standing.

(3) As indicated in the table, certain of the directors have elected to have deferred directors' fees deemed to be invested in shares of Common Stock ("stock equivalents") (see page 10). Also, certain executive officers have elected to have the amounts allocated to their accounts under the Supplemen-tary Benefit Plan (see footnote (3) of the Summary Compensation Table on page
12) deemed to be invested in stock equivalents.

(4) Includes shares owned by, or jointly with, spouses, as follows: Mr. Araskog--3,600 shares of Common Stock owned by his spouse; Mr. Burenga--7,522 shares of Common Stock and 1,292 shares of Class B Common Stock owned by his spouse; Mr. Kann--7,467 shares of Common Stock and 124 shares of Class B Com-mon Stock owned by his spouse; Mr. Skinner--2,181 shares of Common Stock owned jointly with his spouse; Mr. Valenti--649 shares of Common Stock owned by his spouse and 202 shares of Common stock owned jointly with his spouse. Includes, with respect to Messrs. Kann and Valenti, 25,936 and 16,190 shares of Common Stock, respectively, subject to options exercisable within 60 days after Janu-ary 17, 1997 held by their respective spouses. Mr. Burenga shares voting and investment power with his spouse as to those shares owned by her. Messrs. Kann and Valenti disclaim beneficial ownership of the shares owned by their respec-tive spouses. Mr. Skinner shares voting and investment power with his spouse as to those shares owned jointly.

(5) Mr. Cox is the brother of Mrs. MacElree. Mr. Cox and Mrs. MacElree are first cousins of Mr. Bancroft. Ms. Hill is the daughter of Mrs. MacElree.

(6) As of January 1, 1997, Mr. Cox, Mr. Bancroft, Mrs. MacElree and Ms. Hill, certain of their relatives, and certain trusts and charitable organizations established by them owned beneficially a total of 25,492,592 shares (35%) of the outstanding Common Stock and 17,347,658 shares (80%) of the outstanding Class B Common Stock. Such shares account for approximately 68% of the votes represented by the outstanding Common Stock and Class B Common Stock. Mr. Cox, Mr. Bancroft, Mrs. MacElree and Ms. Hill, trusts as to which they or certain of their relatives are trustees or have beneficial or reversionary interests, and the trustees of such trusts, may be considered in control of the Company and therefore its "parent."

(7) Includes 311,000 shares of Common Stock and 343,360 shares of Class B Com-mon Stock held by Mr. Bancroft as trustee of a revocable trust, as to which he shares voting and investment power with other trustees and as to which he could acquire sole voting and investment power if he were to revoke the trust. Also includes 4,890,000 shares of Common Stock and 3,477,000 shares of Class B Common Stock held by Mr. Bancroft as trustee, as to which he shares voting and investment power with other trustees.

(8) Includes 69,583 shares of Common Stock and 207,440 shares of Class B Com-mon Stock held by a revocable trust for the benefit of Mr. Cox, as to which he could acquire sole voting and investment power if he were to revoke the trust. Also includes 237,651 shares of Common Stock and 431,621 shares of Class B Common Stock, as to which Mr. Cox disclaims beneficial ownership, as follows:
89,014 shares of Common Stock and 379,791 shares of Class B Common Stock held by Mr. Cox as trustee, as to which he shares voting and investment power; 58,500 shares of Common Stock and 27,130 shares of Class B Common Stock held by trustees for Mr. Cox's spouse; and 90,137 shares of Common Stock and 24,700 shares of Class B Common Stock held by a foundation of which Mr. Cox is Presi-dent.

(9) Includes 5,640 shares of Common Stock and 1,071 shares of Class B Common Stock owned by Ms. Hill's spouse and minor children.

(10) Includes 5,543,555 shares of Common Stock and 3,350,368 shares of Class B Common Stock held by Mrs. MacElree as trustee, as to which she disclaims bene-ficial ownership and shares voting and investment power with other trustees and 4,255 shares of Common Stock and 1,585 shares of Class B Common Stock owned by her spouse.

(11) See footnote (g) starting on page 3 above for a description of Mr. Ottaway's ownership of Common Stock and Class B Common Stock.

(12) Includes 505,732 shares of Common Stock subject to options that may be exercised by executive officers and directors within 60 days after January 17, 1997. Also includes shares owned by or jointly with their spouses and by their children and relatives sharing their homes.

              ---------------------------------------------------

ANNUAL REPORT

The Company has mailed to all stockholders its Annual Report for the year ended December 31, 1996. The Annual Report includes an audited balance sheet as of that date and audited statements of income, stockholders' equity and cash flows for the year then ended.

              ---------------------------------------------------

VOTING PROCEDURES

If a quorum is present at the meeting (i) a plurality of the votes of the shares of Common Stock present in person or represented by proxy and entitled to vote is required in order to elect the nominees for election to the office of director that the Common Stock, voting separately as a class, is entitled to elect, (ii) a plurality of the votes of the shares of Common Stock and Class B Common Stock present in person or represented by proxy and entitled to vote is required in order to elect the nominees for election to the office of director that the Common Stock and the Class B Common Stock elect together,
(iii) the affirmative vote of a plurality of the votes of the shares of Common Stock and Class B Common Stock voting together that are present in person or represented by proxy and entitled to vote is required in order for the stock-holder proposal to be approved and (iv) the affirmative vote of a majority of the votes of the shares of Common Stock and Class B Common Stock voting to-gether that are present in person or represented by proxy and entitled to vote is required in order for the Long Term Incentive Plan to be adopted. With regard to the election of directors, votes may be cast in favor or withheld; votes that are withheld will have no effect on the outcome of the vote. With regard to other propos-als, votes may be cast in favor or against, or a stockholder may abstain. Ab-stentions will be counted as shares that are represented at the meeting and entitled to vote. Under Delaware law, abstentions on the Long Term Incentive Plan proposal or the stockholder proposal will have the effect of a negative vote because the proposals require the affirmative vote of a majority and a plurality, respectively, of the shares of Common Stock and Class B Common Stock present in person or represented by proxy and entitled to vote. Shares represented by limited proxies that prohibit voting on a particular matter (so-called broker non-votes) will be disregarded and will have no effect on the outcome of the vote on such matter, although the shares represented by such limited proxies will be counted for quorum purposes.

              ---------------------------------------------------

ELECTION OF DIRECTORS

One of the purposes of the meeting is the election of five directors to serve for a three-year term expiring in 2000 and two directors to serve for a two-year term expiring in 1999. The Board of Directors has nominated the individu-als listed below for election as directors. The holders of Common Stock voting separately as a class are entitled to vote for the election of Messrs. Golub, Li and Steere. The holders of Common Stock and Class B Common Stock voting to-gether are entitled to vote for the election of Messrs. Newman and Ottaway and Mesdames Hill and MacElree. The proxies in the accompanying form will be voted for the election of such individ-

uals unless instructions are given to withhold authority to vote for one or more of them. For each such individual, the table below sets forth his or her age as of the date of the meeting, membership on committees of the Board of Directors and certain other information. Each of the persons named below, other than Messrs. Golub, Newman and Steere and Ms. Hill, is currently a di-rector. If for any reason any one or more of the persons named below should become unavailable for election, proxies will be voted for the election of such substitute nominees as the Board of Directors may propose.

NOMINEES FOR ELECTION AT THE ANNUAL MEETING:

CLASS OF 2000

                            POSITIONS WITH THE COMPANY AND
                                 BUSINESS EXPERIENCE       DIRECTOR
       NAME             AGE   DURING THE PAST FIVE YEARS    SINCE
-------------------------------------------------------------------
Harvey Golub             58  Chairman and Chief               --
                             Executive Officer,
                             American Express Company
                             since August 1993.
                             Previously President
                             (1991-1993) of American
                             Express Company (travel
                             and financial services
                             company)(1)
-------------------------------------------------------------------
David K.P. Li            58  Chief Executive Officer,        1993
 Audit Committee             The Bank of East Asia,
                             Limited(2)
-------------------------------------------------------------------
Jane C. MacElree         67  Director of the Company         1996
 Nominating Committee
-------------------------------------------------------------------
Frank N. Newman          54  Chairman, President and          --
                             Chief Executive Officer,
                             Bankers Trust New York
                             Corporation and Bankers
                             Trust Company. Prior to
                             September 1995, Deputy
                             Secretary of the United
                             States Treasury and prior
                             to February 1993, Vice
                             Chairman and Chief Finan-
                             cial Officer of
                             BankAmerica
                             Corporation.
-------------------------------------------------------------------
James H. Ottaway, Jr.    59  Senior Vice President of        1987
                             the Company
-------------------------------------------------------------------

CLASS OF 1999
                            POSITIONS WITH THE COMPANY AND
                                 BUSINESS EXPERIENCE       DIRECTOR
       NAME             AGE   DURING THE PAST FIVE YEARS    SINCE
-------------------------------------------------------------------
Leslie Hill              43  Pilot for American Air-          --
                             lines
-------------------------------------------------------------------
William C. Steere, Jr.   60  Chairman and Chief               --
                             Executive Officer, Pfizer
                             Inc. (pharmaceuticals)(3)
-------------------------------------------------------------------

INCUMBENT DIRECTORS (CLASS OF 1998)

  The table below sets forth similar information for each director whose term expires in 1998.

                                        POSITIONS WITH THE COMPANY AND
                                             BUSINESS EXPERIENCE       DIRECTOR
       NAME                         AGE   DURING THE PAST FIVE YEARS    SINCE
-------------------------------------------------------------------------------
Rand V. Araskog                      65  Chairman and Chief Execu-       1981
 Executive and Nominating                tive Officer, ITT Corpora-
 Committees                              tion (hotel, gaming, en-
                                         tertainment and informa-
                                         tion services company)(4)
-------------------------------------------------------------------------------
Kenneth L. Burenga                   52  President and Chief Oper-       1990
 Executive Committee                     ating Officer of the Com-
                                         pany
-------------------------------------------------------------------------------
William C. Cox, Jr.                  66  Executive Director/Client       1976
 Executive and Nominating                Relations of the Company
 Committees
-------------------------------------------------------------------------------
Irvine O. Hockaday, Jr.              60  President and Chief Execu-      1990
 Audit and Compensation Committees       tive Officer, Hallmark
                                         Cards, Inc. (greeting card
                                         manufacturer)(5)
-------------------------------------------------------------------------------
Vernon E. Jordan, Jr.(6)             61  Senior Partner, Akin,           1982
 Executive Committee                     Gump, Strauss, Hauer &
                                         Feld, attorneys, and prior
                                         to 1982 President and
                                         Chief Executive Officer,
                                         National Urban League,
                                         Inc.(7)
-------------------------------------------------------------------------------

INCUMBENT DIRECTORS (CLASS OF 1999)

  The table below sets forth similar information for each director whose term expires in 1999.

                                 POSITIONS WITH THE COMPANY AND
                                      BUSINESS EXPERIENCE       DIRECTOR
       NAME                  AGE   DURING THE PAST FIVE YEARS    SINCE
------------------------------------------------------------------------
Christopher Bancroft          45  Director of the Company         1996
 Compensation Committee
------------------------------------------------------------------------
Peter R. Kann(8)              54  Chairman and Chief Execu-       1987
 Executive and Nominating         tive Officer of the Com-
 Committees                       pany
------------------------------------------------------------------------
James Q. Riordan              69  Director of various corpo-      1970
 Executive and Compensation       rations. Prior to May
 Committees                       1992, President and Chief
                                  Executive Officer, Bekaert
                                  Corp. (steel wire manufac-
                                  turer) and prior to Octo-
                                  ber 1989, Vice Chairman
                                  and Chief Financial Offi-
                                  cer, Mobil Corporation
                                  (petroleum)(9)
------------------------------------------------------------------------

(1) Mr. Golub is a director of Campbell Soup Company.

(2) Mr. Li is a director of Westinghouse Electric Corporation, Campbell Soup Company, Hong Kong Telecommunications Limited, The Bank of East Asia, Limited, The Hong Kong & China Gas Company Limited, Sime Darby Hong Kong Limited and South China Morning Post (Holdings) Limited.

(3) Mr. Steere is a director of Minerals Technologies Inc. and Texaco Inc.

(4) Mr. Araskog is a director of Alcatel Alsthom, Rayonier Inc., Shell Oil Company, The Hartford, ITT Industries and ITT Educational Services.

(5) Mr. Hockaday is a director of Ford Motor Company and UtiliCorp United,
Inc.

(6) During 1996, Akin, Gump, Strauss, Hauer & Feld, the law firm of which Mr. Jordan is a senior partner, rendered certain legal services to the Company. The Company expects that this law firm will continue to render legal services to the Company in 1997.

(7) Mr. Jordan is a director of American Express Company, Bankers Trust Compa-ny, Bankers Trust New York Corporation, J.C. Penney Company, Inc., Revlon Group Inc., Ryder Systems, Inc., Sara Lee Corporation, Union Carbide Corpora-tion and Xerox Corporation.

(8) Karen Elliott House, President/International Group of the Company and the spouse of Mr. Kann, received a salary and bonus in 1996 of $365,000. An aggre-gate of $67,901 was contributed to Ms. House's account under the Dow Jones Profit Sharing Retirement Plan and the related Supplementary Benefit Plan in respect of 1996. Ms. House received a payout for 1996 of 1,800 shares of Com-mon Stock with a fair market value as of January 15, 1997 of $71,550 under the Dow Jones 1992 Long Term Incentive Plan in respect of the four-year perfor-mance period 1993-1996. Ms. House also receives contingent stock rights and stock options under that Plan. Ms. House's compensation is set by the Compen-sation Committee of the Board of Directors.

(9) Mr. Riordan is a director of The Brooklyn Union Gas Company and The Hous-ton Exploration Company, and a director/trustee of the mutual funds in the Se-ligman Group of investment companies.

              ---------------------------------------------------

During 1996 the Board of Directors met eight times, the Executive Committee met two times, the Audit Committee met three times, the Compensation Committee met five times and the Nominating Committee met two times. In 1996 the annual director's fee was $26,000; the fee for each Board meeting attended was $1,200; the fee for each committee meeting attended was $1,000; and the annual fee for each committee chairman was $3,000.

  At its November 1996 meeting the Board of Directors terminated the retire-ment plan for non-employee directors, effective immediately after the 1997 An-nual Meeting. In order to begin to increase the proportion of directors' stock-based compensation, the Board of Directors at the same meeting lowered the cash component of the annual director's fee from $26,000 to $20,000 and adopted a deferred stock equivalent compensation plan for non-employee direc-tors so as to provide a means to grant compensation based on shares of Common Stock ("stock equivalents") (and also to keep total directors' compensation competitive in light of the elimination of retirement benefits). All of these changes also will be effective immediately after the 1997 Annual Meeting. In 1997, the fees for attending Board and committee meetings and for serving as a committee chairman will remain the same as in 1996.

  Under the directors' deferred stock equivalent compensation plan, each non-employee director will be credited with $20,000 worth of stock equivalents per year. Such stock equivalents will be credited quarterly (commencing after the 1997 Annual Meeting), and the number thereof will be determined at the market price of the Company's Common Stock on the last business day of the quarter in question.

  From time to time Board members are invited to attend meetings of Board com-mittees of which they are not members; in such cases, such Board members re-ceive a committee meeting fee. Employees of the Company or its subsidiaries who are directors do not receive director's, committee or committee chairman's fees.

  Directors may elect to defer receipt of any of their fees payable in cash, in whole or in part. Deferred amounts will, at the electing director's option, either be credited to an interest bearing account or be deemed to be invested in shares of Common Stock (i.e., stock equivalents) at the market price on the last business day of the month in which the deferred amount in question would have otherwise been received. Deferred cash amounts will be payable in cash, in a lump sum or in the form of annuity, as the director may elect. Deferred stock equivalent amounts will be payable in cash (in a lump sum or in the form of an annuity) or shares of Common Stock (in up to fifteen annual install-ments), or a combination of cash and Common Stock, as the director may elect.

  Non-employee directors who retired at or prior to the 1997 Annual Meeting will continue to receive benefits under the Company's retirement program for directors. Any such director who served for five years or more is entitled to receive an annual amount equal to the annual fee payable at the time of re-tirement. The fee will be payable for the lesser of 15 years or the number of years the director served. Upon the death of an eligible director, 75% of the annual amount is payable to his or her estate or designated beneficiary for the remaining payment term. Amounts previously accrued under the retirement plan by directors who continue to serve on the Board after the 1997 Annual Meeting will be added to such directors' deferred compensation accounts and credited to cash or stock equivalent accounts as specified by the individual directors.

  During 1996 all directors of the Company attended at least 75% of the aggre-gate meetings of the Board and committees on which they served, except Mrs. Robes and Messrs. Jordan and Li, who attended 60%, 60% and 55%, respectively, of such meetings.

  The Audit Committee meets with the Company's independent auditors to review and approve the scope and results of their professional services. It also re-views the independence of the Company's auditors, reviews the procedures for evaluating the adequacy of the Company's internal accounting controls, consid-ers the range of audit and nonaudit fees and makes recommendations to the Board regarding the engagement of the Company's independent auditors.

  The Compensation Committee reviews remuneration arrangements for the Company's se-nior management (including employee benefit plans in which executive officers are eligible to participate), makes recommendations to the Board and grants options or other benefits under some of such plans.

  The Nominating Committee recommends to the Board of Directors the persons to be nominated by the Board for election as directors of the Company. Stockhold-ers desiring to recommend nominees should submit their recommendations in writing to Peter G. Skinner, Secretary, Dow Jones & Company, Inc., 200 Liberty Street, New York, New York 10281. Recommendations should include pertinent in-formation concerning the proposed nominee's background and experience.

              ---------------------------------------------------

EXECUTIVE COMPENSATION

The following tables and report provide information as to the cash and non-cash compensation paid to, earned by or granted to each of the five most highly compensated senior policy making executives of the Company.

                          SUMMARY COMPENSATION TABLE

                                ANNUAL COMPENSATION          LONG-TERM COMPENSATION
--------------------------------------------------------------------------------------------------------
                                                               AWARDS           PAYOUTS
--------------------------------------------------------------------------------------------------------
                                                       RESTRICTED              LONG-TERM
                                                         STOCK                 INCENTIVE    ALL OTHER
                                                       AWARDS ($)             PAYOUTS ($)    COMPEN-
NAME AND PRINCIPAL POSITION  YEAR SALARY ($) BONUS ($)    (1)     OPTIONS (#)     (2)     SATION ($) (3)
--------------------------------------------------------------------------------------------------------
Peter R. Kann, Chairman      1996  $715,000  $380,000      --       40,000     $234,525      $210,850
 of the Board, Chief         1995  $680,000  $445,000      --       14,800     $507,938      $220,207
 Executive Officer           1994  $640,000  $410,000   $624,000    15,100     $440,000      $206,505
 and Director
--------------------------------------------------------------------------------------------------------
Kenneth L. Burenga,          1996  $550,000  $270,000      --       22,500     $198,750      $156,999
 President, Chief Oper-      1995  $520,000  $310,000      --       10,200     $358,313      $161,548
 ating                       1994  $485,000  $280,000   $420,000    10,200     $340,000      $149,516
 Officer and Director
--------------------------------------------------------------------------------------------------------
Carl M. Valenti,             1996  $440,000  $155,000      --       12,900     $135,150      $112,940
 Senior Vice President       1995  $422,000  $220,000      --        7,300     $255,938      $124,166
                             1994  $402,000  $205,000   $309,000     7,500     $234,000      $117,922
--------------------------------------------------------------------------------------------------------
Peter G. Skinner,            1996  $410,000  $165,000      --       14,200     $147,075      $109,023
 Senior Vice President       1995  $381,000  $205,000      --        7,300     $220,500      $113,032
                             1994  $366,000  $170,000   $234,000     5,700     $234,000      $103,725
--------------------------------------------------------------------------------------------------------
James H. Ottaway, Jr.,       1996  $376,000  $160,000      --       12,900     $135,150      $101,386
 Senior Vice President       1995  $361,000  $160,000      --        5,500     $196,875      $100,107
 and Director                1994  $349,000  $160,000   $234,000     5,700     $227,000      $ 98,326
--------------------------------------------------------------------------------------------------------

(1) The Restricted Stock Awards are contingent stock rights granted under the Dow Jones 1992 Long Term Incentive Plan. Commencing with the 1996 proxy state-ment, the Company elected to begin reporting these contingent stock rights granted during the most recently completed fiscal year in the table on page 14 rather than in the summary compensation table above.

  Each contingent stock right granted under the 1992 Long Term Incentive Plan gives the holder the contingent right to receive up to the number of shares of Common Stock specified in the right (the "Initial Award") following completion of a 4-year performance period. The number of shares ultimately received (the "Final Award") will depend on the extent to which the performance criteria are achieved during the 4-year performance period, the participant's individual performance and other factors. Participants may elect, subject to the approval of the Compensation Committee, to receive all or a portion of their

Final Awards in cash, or Common Stock, or a combination of both. If a partici-pant elects to receive all or a portion of the Final Award in cash, the amount of cash will equal the closing price of the Common Stock on the date of the Final Award multiplied by the number of shares of Common Stock as to which the election is being made.

  During the performance period relating to each right, the Compensation Com-mittee may adjust the performance criteria and otherwise modify the terms and provisions of the right. Also during the performance period, the holder is en-titled to receive as "dividend equivalents" an amount equal to the cash divi-dends that the holder would have received if the holder had owned the number of shares of Common Stock covered by the Initial Award during the entire per-formance period.

  In the case of the 1994 Initial Award, it is expected that fully satisfac-tory performance (as determined by the Compensation Committee in its discre-tion at the time of the payouts) would be competitively rewarded if the Final Award approximated 80% of the Initial Award. Exceptional performance would support a Final Award in excess of 80% of the Initial Award but in no event more than 100% of the Initial Award.

  The amounts shown in the table reflect the fair market value on the date of grant of the Common Stock underlying the Initial Awards. The amounts set forth in the table above do not constitute a forecast of what the Final Awards will be worth at the time of payout.

  At December 31, 1996, Mr. Kann held contingent stock rights covering a total of 68,000 shares; Mr. Burenga--44,400 shares; Mr. Valenti--31,400 shares; Mr. Skinner--27,700 shares; and Mr. Ottaway--24,900 shares. At December 31, 1996, the fair market value of the Common Stock subject to such rights was as follows: Mr. Kann--$2,303,500; Mr. Burenga--$1,504,050; Mr. Valenti--
$1,063,675; Mr. Skinner--$938,338; and Mr. Ottaway--$843,488.

(2 ) The payouts shown in the table for 1996 reflect the fair market value as of January 15, 1997 of the Final Awards made to the indicated executives under the Dow Jones 1992 Long
Term Incentive Plan in respect of the four-year performance period 1993-1996. The payouts shown in the table for 1995 reflect the fair market value as of January 17, 1996 of the Final Awards made to the indicated executives under the Dow Jones 1992 Long Term Incentive Plan in respect of the four-year per-formance period 1992-1995. The payouts shown in the table for 1994 reflect cash payments made to the indicated executives under the 1990 Performance Award Plan in respect of the four-year performance period 1991-1994. The 1990 Performance Award Plan was replaced in 1992 by the Dow Jones 1992 Long Term Incentive Plan.

(3) The amounts referred to in the table above under "All Other Compensation" consist of the aggregate amounts contributed to the accounts of the indicated executives under the Dow Jones Profit Sharing Retirement Plan and the related Supplementary Benefit Plan in respect of the years indicated. With respect to amounts contributed in 1996, the Internal Revenue Code limits the allocation of the annual Company contribution for the benefit of any individual account under a qualified profit sharing plan to the amount which would be contributed to such individual account based on maximum annual compensation of $150,000, but permits under a supplemental plan an additional allocation by the Company to such individual equal to the additional amount which would otherwise have been allocated to him or her under the qualified plan had there been no lim-its. Executive officers may elect to have the amounts allocated to their ac-counts under the Supplementary Benefit Plan deemed to be invested in shares of Common Stock. With respect to 1996, such amounts were deemed to be invested at the closing price of the Common Stock on the first business day of 1997. With respect to 1996, the Company has allocated the following amounts to the ac-counts of the indicated executives under the Profit Sharing Retirement Plan:
Mr. Kann--$19,541; Mr. Burenga--$26,055; Mr. Valenti--$20,129; Mr. Skinner--
$26,055; Mr. Ottaway--$26,055. The Company has also allocated the following amounts to the accounts of the indicated executives under the Supplementary Benefit Plan with respect to 1996: Mr. Kann--$191,309; Mr. Burenga--$130,944; Mr. Valenti--$92,811; Mr. Skinner--$82,968; Mr. Ottaway--$75,331.

                             OPTION GRANTS IN 1996

                                      INDIVIDUAL GRANTS
                         -------------------------------------------
                                    % OF TOTAL                       POTENTIAL REALIZABLE VALUE
                         NUMBER OF   OPTIONS    EXERCISE               AT ASSUMED ANNUAL RATES
                         SECURITIES GRANTED TO     OR                      OF STOCK PRICE
                         UNDERLYING EMPLOYEES  BASE PRICE              APPRECIATION OVER STOCK
                          OPTIONS   IN FISCAL  ($/SHARE)  EXPIRATION       OPTION TERM(3)
          NAME           GRANTED(1)    YEAR       (2)        DATE         5%           10%
------------------------------------------------------------------------------------------------
Peter R. Kann...........   40,000      3.4%     $34.375    11/20/06  $    864,800 $    2,191,600
Kenneth L. Burenga......   22,500      1.9%     $34.375    11/20/06  $    486,450 $    1,232,775
Carl M. Valenti.........   12,900      1.1%     $34.375    11/20/06  $    278,898 $      706,791
Peter G. Skinner........   14,200      1.2%     $34.375    11/20/06  $    307,004 $      778,018
James H. Ottaway, Jr. ..   12,900      1.1%     $34.375    11/20/06  $    278,898 $      706,791
------------------------------------------------------------------------------------------------

(1) Fifty percent of the stock options will become exercisable on November 20, 1997, and the remainder will become exercisable on November 20, 1998.

(2) The exercise price of the stock options is $34.375 per share, the fair market value of the Common Stock on November 20, 1996, the date on which the stock options were granted.

(3) These amounts represent assumed rates of appreciation only, over the en-tire ten-year period. Actual gains, if any, on stock option exercises are de-pendent on the future performance of the Company's Common Stock, general stock market conditions, and the continued employment of the optionee through the vesting period.

                      AGGREGATED OPTION EXERCISES IN 1996
                          AND YEAR-END OPTION VALUES

                                                                             VALUE OF UNEXERCISED IN-
                                                        TOTAL NUMBER OF                THE-
                                                    UNEXERCISED OPTIONS AT       MONEY OPTIONS AT
                                                     DECEMBER 31, 1996 (#)   DECEMBER 31, 1996 ($)(1)
                                                   ------------------------- -------------------------
                            SHARES
                         ACQUIRED ON     VALUE
          NAME           EXERCISE (#) REALIZED ($) EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
------------------------------------------------------------------------------------------------------
Peter R. Kann...........    3,652       $24,486      130,275      47,400      $356,106        --
Kenneth L. Burenga......    1,662       $11,766       88,604      27,600      $231,984        --
Carl M. Valenti.........    1,662       $11,766       62,592      16,550      $154,228        --
Peter G. Skinner........    1,078       $ 7,362       53,740      17,850      $152,070        --
James H. Ottaway, Jr....    3,036       $17,700       59,688      15,650      $160,916        --
------------------------------------------------------------------------------------------------------

(1) This represents the difference between the closing price of the Company's Common Stock on December 31, 1996 ($33.875) and the exercise price of the op-tions.

                   LONG-TERM INCENTIVE PLAN--AWARDS IN 1996

                                                          PERFORMANCE OR OTHER
                                 NUMBER OF SHARES, UNITS PERIOD UNTIL MATURATION
              NAME                 OR OTHER RIGHTS(1)           OR PAYOUT
--------------------------------------------------------------------------------
Peter R. Kann...................         16,000                1997--2000
Kenneth L. Burenga..............          9,000                1997--2000
Carl M. Valenti.................          5,300                1997--2000
Peter G. Skinner................          5,800                1997--2000
James H. Ottaway, Jr............          5,300                1997--2000
--------------------------------------------------------------------------------

(1) The long-term incentive plan awards are contingent stock rights granted under the Dow Jones 1992 Long Term Incentive Plan. These rights are described in footnote (1) of the Summary Compensation Table on page 11. Information re-garding the contingent stock rights granted in 1994 is set forth in the Re-stricted Stock Awards column of the Summary Compensation Table. Commencing with the 1996 proxy statement, the Company elected to begin reporting contin-gent stock rights granted during the most recently completed fiscal year in the table above rather than in the Summary Compensation Table.
  The Final Award ultimately received may be less than or equal to the numbers set forth above. It is expected that fully satisfactory competitive perfor-mance (as judged by the Compensation Committee in its discretion at the time of the payouts) would be competitively rewarded if the Final Award approxi-mated 80% of the amounts set forth above. Exceptional performance would sup-port a Final Award in excess of 80% of the amounts set forth above but in no event more than 100% of such amounts.

              ---------------------------------------------------

COMPENSATION COMMITTEE REPORT
ON EXECUTIVE COMPENSATION

The Compensation Committee and its Program

The Committee consists of five nonemployee directors. It generally meets four or five times a year. The Compensation Committee's objective is to establish and administer a "total compensation program" that fairly and competitively rewards Dow Jones executives for current and long-term performance that enhances stockholder value. The purpose of this report is to explain the Company's executive compensation program and the operation of the Compensation Committee.

Elements of Compensation Program Considered by the Committee

The Committee gives special attention to the total compensation of the chief executive officer (Mr. Kann), and certain other members of senior management. We consider four elements of compensation: (1) annual salary; (2) annual bo-nus; (3) long-term incentive compensation; and (4) retirement and other com-pensation.

Establishing and Administering a Competitive Program

The Committee retains outside compensation consultants and reviews competitive compensation and performance studies in developing and administering the total compensation program. We give continuing attention to changes in compensation practices, business trends and changes in applicable law and regulations in order to establish and administer a sound competitive compensation program. The competitive universe that we primarily consider includes the companies in the S&P Publishing/Newspapers Index (see page 17), but we also review data on general industry trends and, from time to time, certain other companies which compete with one or more of the Company's business segments. Our experience is that it is difficult to forecast in detail all future developments that will be relevant to evaluating executive performance. It is for that reason that our bonus and long-term compensation programs have vested substantial discre-tion in the Committee to decide on awards to be made after evaluating actual Company, business unit and individual performance. We believe that such dis-cretion has been an important element in keeping compensation on a proper track.

  Federal tax legislation in effect since 1994 eliminates the deductibility of compensation in excess of $1,000,000 paid to the chief executive officer and certain other executives (i.e., those whose compensation must be detailed in the proxy statement). The law exempts compensation paid under plans that relate compensation to performance. Although our plans are designed to relate compensation to performance, certain elements of them do not meet the tax law's requirements because they allow the Committee to exercise discretion in setting compensation. It may be appropriate in the future to recommend changes in the Company's compensation program to take account of the tax law. However, the Committee is of the opinion that it is better to retain discretion than to give it up in exchange for the tax deduction. For 1996 the deductibility of certain compensation of Messrs. Kann and Burenga was affected by this limitation.

Committee Reporting

The Committee makes full reports to the Board of Directors which approves the structure of the compensation program and the general administration of the program. The Board reviews the specific compensation awards for the chief ex-ecutive officer and each of the other four executives whose compensation is described in the proxy statement.

  In 1996 the chief executive officer's salary was $715,000. That represented an increase of $35,000 from the 1995 salary of $680,000. The 1996 salaries for all the five officers listed in the table on page 11 were set after evaluating their individual contribution and performance and the value of their jobs in the marketplace based on a review of the competitive compensation guidelines that were developed with advice from our outside compensation consultants.

  For 1996 Mr. Kann was granted a bonus of $380,000. That represented a de-crease of $65,000 from the 1995 bonus of $445,000. In determining the bonuses for Mr. Kann and the other officers listed in the table, we compared the Company's results to those of companies with operations similar to ours (e.g., those in the S&P Publishing/Newspapers Index) and considered the performance of individual operating units of the Company, including the 66.9% increase in operating income for the business publishing segment and the loss of market share by Dow Jones Markets (formerly Dow Jones Telerate) relative to its pri-mary competitors, and the contributions of the individual executives. The va-rying levels of salary and bonus for each of the executives also reflect dif-ferences in their relative responsibilities.

  We awarded long-term compensation to the chief executive officer and other members of senior management in January 1997 under the Company's 1992 Long Term Incentive Plan. The Final Awards covered performance for the period 1993-1996 and were made after reviewing the Company's financial performance (in-cluding total stockholder return, stock price performance, return on equity, earnings, revenue, profit margins, and other financial criteria, including the Company's performance relative to other newspaper and information services companies). We also considered progress toward achieving other Company objec-tives (quality of Dow Jones' publications and services, development of prod-ucts and services for a global marketplace, quality of customer service and level of customer satisfaction, development of human resources, including the recruitment and advancement of women and minorities, promotion of teamwork throughout the Company, and commitment to innovative products and services). And, finally, we considered each individual executive's responsibility and performance. Overall, the Committee determined that performance for the 1993-1996 period was less than fully satisfactory, particularly as measured by three financial criteria given significant weight by the Committee: stock price performance, total stockholder return and return on equity. In the case of the 1993 Initial Award, it was expected that fully satisfactory competitive performance would be competitively rewarded if the Final Award ap-proximated the number of shares in the Initial Award. Exceptional performance would support a Final Award in excess (up to 125%) of the Initial Award. Ac-cordingly, Final Awards were made in January 1997 to Mr. Kann and the other executives named in the table on page 11 in amounts approximating 38% to 59% of their 1993 Initial Awards. Mr. Kann's Final Award was approximately 38% of his Initial Award and had a fair market value of approximately $234,525 as of January 15, 1997. That represented a decrease of $273,413 from the 1995 Final Award which had a fair market value of $507,938 as of January 17, 1996. The net number of shares of Common Stock received in January 1997 by Mr. Kann, af-ter tax withholding, amounted to 3,709. Other than Mr. Ottaway, all of the ex-ecutives named in the table on page 11 also received their Final Awards in the form of Common Stock.

  In late 1996 we granted members of senior management contingent stock rights and stock options under the 1992 Long Term Incentive Plan for the 1997-2000 performance period. These grants were estimated by our outside compensation consultants to be at the median of industry practice and somewhat below the median award opportunity of the companies in the S&P Publishing/Newspapers In-dex. The grants tie a significant portion of potential senior executive com-pensation to the Company's long-term objectives and to the market value of the Company's stock. The Committee will determine the actual number of shares of stock payable to an executive under the contingent stock rights at the end of the performance period, based on the financial and non-financial criteria de-scribed in the immediately preceding paragraph.

  The Committee believes that the numbers of contingent stock rights and stock options granted to individual executives should be set annually by the Commit-tee after consultation with its consultants on competitive compensation lev-els. Accordingly, the Committee does not base the amount of stock option or contingent stock rights on the amount of previous grants.

  The reduced bonus and final long-term incentive compensation awards for 1996 reflect the Committee's view that despite the positive results at certain of the Company's business units during the relevant performance periods, the Company's performance overall was less than fully satisfactory, due mainly to the results at Dow Jones Markets. The Committee approves of management's plans for improving the future performance at Dow Jones Markets.

  The Committee reaffirms its view that salaries, bonuses and other incentive compensation for the senior executives of the Company should not deviate sub-stantially from the median of the competitive guidelines developed with the advice of our consultant and that, particularly with respect to incentive ele-ments of compensation, it is important that the Committee have discretion as to the actual amounts paid. The Committee believes that the compensation lev-els for the chief executive officer and other senior executives reflect these criteria and are appropriate given performance during the periods covered herein.

Irvine O. Hockaday, Jr., Chairman
Christopher Bancroft
Donald E. Petersen
James Q. Riordan
Martha S. Robes

              ---------------------------------------------------

                        COMPARISON OF STOCKHOLDER RETURN

The following line graph compares the performance of the Company's Common Stock during the five-year period ended December 31, 1996 with the Standard & Poor's 500 Stock Index ("S&P 500") and the Standard & Poor's ("S&P")
Publishing/Newspapers Index.

  The S&P 500 includes 500 U.S. companies in the industrial, transportation, utilities and financial sectors and is weighted by market capitalization. The S&P Publishing/Newspapers Index, which is also weighted by market capitaliza-tion, includes, in addition to the Company, the following five publishing com-panies: Gannett Co., Inc., Knight-Ridder, Inc., The New York Times Company, The Times Mirror Company and Tribune Company.

                             [GRAPH APPEARS HERE]

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
           Dow Jones vs. S&P Publishing/Newspapers Index vs. S&P 500

                                                S&P Publishing/
                Dow Jones       S&P 500         Newspapers Index
                ---------       -------         ----------------
12/31/91          100             100                100
12/31/92          107             108                112
12/31/93          145             118                130
12/31/94          129             120                120
12/31/95          171             165                151
12/31/96          149             203                192


  For purposes of the graph, it was assumed that $100 was invested in the Company's Common Stock, the S&P 500 and the S&P Publishing/Newspapers Index at closing prices on December 31, 1991. Dividends are assumed to be reinvested on the ex-dividend date with respect to the Company's Common Stock and the S&P 500 and monthly with respect to the S&P Publishing/Newspapers Index.

               ------------------------------------------------

ADOPTION OF THE DOW JONES 1997 LONG TERM INCENTIVE PLAN

At the 1997 Annual Meeting the stockholders will be requested to approve the adoption of the Dow Jones 1997 Long Term Incentive Plan, which is set forth as Appendix A and which was approved by the Board of Directors subject to its adoption by the stockholders. If the Long Term Incentive Plan is adopted by the stockholders at the Annual Meeting, it will be effective as of April 16, 1997. The Company anticipates that awards under the Long Term Incentive Plan will be made to between 30 and 45 key senior executives, including executive officers. The 1991 Stock Option Plan, which is used primarily to provide long term incentives for middle management and professional employees, will remain in effect.

  The Long Term Incentive Plan provides for the grant of contingent stock rights and stock options (collectively, "Plan Awards") with respect to an ag-gregate of 2,000,000 shares of Common Stock (subject to adjustment in the event of stock splits or other changes in the Common Stock as provided in Sec-tion 7 of the Plan). No Plan Awards may be made after December 31, 2001. Plan Awards made under the Long Term Incentive Plan generally may not be trans-ferred other than by will or the laws of descent and distribution, but certain stock options may be transferable to the optionee's immediate family members and/or trusts for their benefit or partnerships in which such family members are the only partners. Shares issued under the Plan may be either authorized but unissued shares or shares held in the Company's treasury.

  The 2,000,000 shares of Common Stock which would be available under the Plan represent approximately 2.1% of the shares outstanding at the close of busi-ness on February 21, 1997.

  The Board of Directors believes that the Long Term Incentive Plan will ena-ble the Company to retain present key senior executives, including officers and directors who are also employees, and to attract new key executives. The Board of Directors also believes that it is in the Company's interest to tie a significant portion of senior executive compensation to the Company's long-term objectives and also more closely to the market value of the Company's stock.

  The Long Term Incentive Plan will be administered by the Compensation Com-mittee of the Board of Directors (the "Committee"), consisting of not less than two directors each of whom qualifies as an "outside director" within the meaning of Section 162(m) of the Internal Revenue Code and as a "non-employee director" within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934. The Committee will designate the employees who shall receive Plan Awards, the number of shares to be covered by, and finally issued pursuant to, contingent stock rights, the number of shares to be covered by stock options, the exercise price and other terms of stock options, and will perform all other functions assigned to it under the Plan. The Chief Executive Officer of the Company will make recommendations to the Committee with respect to all of the foregoing, except that he or she may make no such recommendation as to himself or herself.

Contingent Stock Rights

The Plan provides for the granting of "Contingent Stock Rights" ("Rights") to Plan participants shortly before or early in the first year of each "Perfor-mance Period". A Right will give the participant the contingent right to re-ceive, following completion of the Performance Period, up to the number of shares of Common Stock specified in the Right (the "Maximum Award"). The num-ber of shares ultimately received (the "Final Award") will depend upon the ex-tent to which the "Performance Criteria" specified in the Right are achieved over the Performance Period, the participant's individual performance and other factors, all as determined by the Committee. Accordingly, the Final Award could be less than or equal to the Maximum Award, although it is antici-pated that, in most instances, the Final Award will be less than the Maximum Award. The number of shares covered by each Right, the nature of the Perfor-mance Criteria specified in the Right, the duration of the applicable Perfor-mance Period and the duration of the period, if any, during which transfer of the shares covered by any Final Award may be restricted (the "Restriction Pe-riod"), will be determined by the Committee.

  Performance Criteria may include such factors as total stockholder return, stock price performance, growth in net income and revenue, profitability and increases in the Company's return on equity; comparison to results of other companies; and qualitative criteria such as improvements in product quality and customer service. The Committee may adjust the Performance Criteria during the Performance Period and otherwise modify any Right.

  In general, grants of Rights will be made annually, and the Performance Pe-riods ordinarily will be four calendar years. During the Performance Period relating to any Right, the participant will be entitled to receive dividend equivalents, i.e., an amount equal to the cash dividends that the participant would have received if he or she had owned the number of shares of Common Stock covered by the Right during the entire Performance Period.

  Prior to the Committee's determination of the size of a participant's Final Award following completion of the Performance Period, the participant may elect, with the approval of the Committee, to receive all or a portion of such Final Award in cash, or Common Stock, or a combination of both. The partici-pant will be entitled to dividends and voting rights with respect to such shares and, absent a Committee imposed Restriction Period, generally will be free to transfer, assign, or otherwise dispose of the shares immediately thereafter.

  Generally, if the employment of a participant terminates for any reason other than death, permanent disability or retirement prior to the expiration of the Performance Period relating to any Right, the Right will be forfeited and cancelled. However, the Committee has the right to alter this result in appropriate cases.

  If a participant's employment terminates because of death, permanent dis-ability or retirement, the Committee will have absolute discretion to deter-mine the number of shares in the Maximum Award with respect to which such par-ticipant will be deemed to have satisfied the performance criteria, and will make a Final Award in an amount representing that proportion of the number of shares so determined by the Committee that corresponds to the number of months during the Performance Period that elapsed prior to the termination of employ-ment, divided by the number of months in the Performance Period.

  The Company will recognize as compensation expense over the Performance Pe-riod an amount equal to the market value of the Common Stock on the date of grant of any Right. The amount will be adjusted quarterly to reflect changes in such market value and will be subject to adjustment in certain other events. Dividend equivalents will also be charged to income and deducted by the Company for tax purposes. The number of shares subject to Rights will be treated as outstanding for purposes of calculating fully diluted earnings per share.

Stock Options

Both "non-qualified options" and "incentive stock options" may be granted un-der the Plan. The aggregate number of shares of Common Stock with respect to which options may be granted during any calendar year to any individual shall be limited to 200,000. Options must expire not later than ten years after their grant, except that incentive stock options granted to owners of more than 10% of the outstanding stock (by voting power) must expire not later than five years after their grant. The exercise price must be at least equal to the fair market value (but not less than the par value) of the Common Stock on the date of grant and must be paid to the Company at the time of exercise either
(i) in cash, (ii) by delivering Common Stock already owned by the optionee and having a total fair market value on the date of delivery equal to the exercise price or (iii) by delivering a combination of cash and Common Stock having a total fair market value on the date of delivery equal to the exercise price. Each option will be evidenced by an agreement incorporating the terms and con-ditions of the Long Term Incentive Plan. During the lifetime of the optionee an option may be exercised only by such person or by his or her immediate fam-ily members to whom the options may be assigned.

  The Committee may from time to time, with the consent of the optionee, can-cel all or any portion of any option granted under the Plan and pay the optionee shares of Common Stock or cash, or any combination thereof as the Committee may determine, in an amount equal to the difference between the ag-gregate fair market value of the shares subject to the portion of the option so cancelled at the time of the cancella-tion and the aggregate purchase price of such shares under the option. In the event of such a cancellation, the number of shares as to which such option was cancelled shall not become available for use under the Plan. Certain options may permit the optionee to pay the exercise price and taxes arising upon exer-cise by having the Company withhold a sufficient number of shares otherwise issuable upon exercise to cover such amounts.

  Generally, at the time of exercise of a non-qualified option, any excess of the fair market value of the stock on the date of exercise over the exercise price will be treated as ordinary income for federal income tax purposes. Any cash or the fair market value of shares of Common Stock received upon the can-cellation of options will also be treated as ordinary income. The Company will be entitled to an income tax deduction for such amount at the time the optionee includes such amount in income. At the time of the sale of any shares received upon exercise of a nonqualified option or cancellation of an option, the difference, if any, between the amount the optionee receives from the sale of the shares and the fair market value of the shares on the date of such ex-ercise or cancellation will be treated as long-term or short-term capital gain (or loss) depending on whether he or she has then held the shares for more than one year from the date of such exercise or cancellation. Optionees may be given the right to elect to defer the receipt of shares and the recognition of ordinary income until the termination of their employment or for a stated pe-riod of time. In such event, the Company's deduction will be postponed until the year of payment.

  Optionees generally will not be subject to income tax upon their exercise of an incentive stock option. However, any excess of the fair market value of Common Stock on the date the option is exercised over the option exercise price will be included in the calculation of the optionee's alternative mini-mum taxable income, which may subject him or her to the alternative minimum tax. The portion of any such alternative minimum tax attributable to the exer-cise of an incentive stock option can be credited against the optionee's regu-lar tax liability in later years to the extent that in any such year his or her regular tax liability exceeds the alternative minimum tax. If the optionee later sells the shares he or she received upon exercising the option at least two years after the option was granted and after having held the shares for at least one year, the optionee will incur a long-term capital gain (or loss) on the sale equal to the difference between the sales proceeds and the exercise price. In the event of such a sale, no amount will be taxable as ordinary in-come, and the Company will not be entitled to any income tax deduction.

  If, however, the optionee sells the incentive stock or applies it to the ex-ercise of another incentive stock option before the expiration of the one-year holding period or less than two years after the option was granted, he or she must report as ordinary income in the year of such disposition the amount by which the lesser of (i) the fair market value of the stock on the exercise date, or (ii) the amount realized on disposition of the stock, exceeds the ex-ercise price. In addition, the excess, if any, of the amount realized on such a disposition over the stock's fair market value on the date of exercise will be treated as long-term or short-term capital gain, depending on the period of time the stock has been held. In the event of such a "disqualifying disposi-tion," the Company will be entitled to an income tax deduction equal to the amount included as ordinary income by the optionee.

  If the Long Term Incentive Plan is adopted by the stockholders, the Board of Directors may amend or discontinue it at any time. However, without approval by the stockholders no such amendment may, except as provided in Section 7 of the Plan with respect to stock splits or other changes in the Common Stock,
(i) increase the number of shares reserved for Plan Awards, (ii) permit the granting of options exercisable at a price less than fair market value on the date of grant, (iii) permit the extension or grant of stock options which ex-pire later than ten years after their grant, or (iv) permit Plan Awards to be made after December 31, 2001.

  An affirmative vote of a majority of the votes cast by holders of shares of Common Stock and Class B Common Stock present and voting together at the 1997 Annual Meeting is required to adopt the Long Term Incentive Plan.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ADOPTION OF THE DOW JONES 1997 LONG TERM INCENTIVE PLAN.

APPOINTMENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
At its February meeting the Board of Directors appointed Coopers & Lybrand, independent certified public accountants, as auditors of the Company for 1997. Coopers & Lybrand have been the auditors for many years. Representatives of Coopers & Lybrand will be present at the 1997 Annual Meeting, will have the opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

              ---------------------------------------------------

STOCKHOLDER PROPOSAL

The Independent Association of Publishers' Employees ("IAPE"), which holds of record 55 shares of Common Stock and 10 shares of Class B Common Stock, has informed the Company that it intends to present to the meeting the following resolution:

  RESOLVED, that the shareholders request the Board of Directors to ask the independent members of the Board, defined as those directors who are not pres-ent or former officers or employees of Dow Jones & Co., relatives of any such officer or employee, or an officer, employee or director of any company that has a direct or indirect business relationship with Dow Jones & Co., to: (i) develop objective criteria for evaluating the performance of the Chairman of the Board and the Chief Executive Officer of the Company; (ii) conduct an an-nual evaluation of the performance of the Chairman and the CEO on the basis of the performance criteria that are developed for each position; (iii) prepare annual recommendations for compensating the Chairman and the CEO that are linked to the applicable performance criteria; and (iv) issue a report by Oc-tober 1 of each year to be made available to shareholders upon request.

  IAPE has submitted the following statement in support of its proposal:

  An evaluation of the CEO and the Chairman by the independent directors would be consistent with contemporary trends in corporate governance. For example, The National Association of Corporate Directors (NACD) released a report which calls for "regular meetings of outside directors," a "formal evaluation of the chief executive," and the definition of the term independent director to "ex-clude those with interlocking board relationships, significant consulting con-tracts or other commercial ties." (New York Times, November 12, 1996)

  A performance evaluation by independent directors is necessary to assure that the performance of the CEO and the Chairman is monitored and appraised in a manner that minimizes the potential for bias as a result of business rela-tionships, family ties or friendships. This is particularly important in the case of Dow Jones & Co. because it would appear that just six of the seventeen members of the Dow Jones board are able to meet the criteria for independence that are set forth in this proposal and the NACD guidelines.

  According to the 1996 proxy statement, directors Kenneth L. Burenga, William
C. Cox, Peter R. Kann, James Ottaway, Carl M. Valenti and Warren H. Phillips are either present or former employees of the company. Mr. Cox is the brother of director Jane C. MacElree, and the first cousin of directors Christopher Bancroft and Martha S. Robes. Director Vernon E. Jordan is a senior partner of a law firm that provides legal services to Dow Jones. Director Rand V. Araskog is the CEO of ITT Corp., which has formed a partnership to purchase the WYNC-TV Channel 31 in New York.

  Members of Independent Association of Publishing Employees, the largest union representing Dow Jones workers, are also shareholders in the Company. IAPE believes that an independent evaluation of the performance of the CEO and Chairman would be a step toward improving governance of Dow Jones & Co. in the interests of the shareholders.

BOARD OF DIRECTORS' POSITION

The Board of Directors opposes the proposals made by IAPE because it believes they are unnecessary in light of the Board's current policies and practices regarding executive compensation.

  Each year the Compensation Committee of the Board of Directors evaluates the performance of the chief executive officer and certain other members of senior management. As part of the evaluation process, the Committee retains outside compensation consultants to prepare comprehensive reports on competitive prac-tices and peer group performance. The Committee judges management's perfor-mance and compensation levels against quantitative and qualitative criteria. The Committee makes full reports to the Board, which reviews the specific com-pensation awards for the chief executive officer and other senior executives.

  The Board believes that it would not be in the Company's best interest to base executive compensation solely on rigid or non-discretionary formulae since it is difficult to predict all future developments that could be rele-vant to evaluating management performance. The Board prefers to retain discre-tion in making compensation decisions in order to ensure that Dow Jones' exec-utives are appropriately compensated in view of their short and long term per-formance and competitive pay practices.

  The Company's existing policy requires that the Compensation Committee mem-bers be independent, based on standards of independence applicable to compen-sation committees under Securities and Exchange Commission and Internal Reve-nue Service rules. The Board opposes the proposed standard of independence be-cause it is unduly narrow and restrictive.

  The Board also believes that the report from the Compensation Committee con-tained in each year's proxy statement provides a detailed explanation of the Compensation Committee's objectives, practices and decisions, which would make the second report proposed by IAPE unnecessary and redundant.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST ADOPTION OF THIS PROPOSED RESOLUTION.

              ---------------------------------------------------


SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and persons who own more than ten percent of the outstanding Common Stock or Class B Common Stock, to file reports of own-ership and changes in ownership with the Securities and Exchange Commission and the New York Stock Exchange. Such persons are also required by SEC regula-tion to furnish the Company with copies of all Section 16(a) reports they file.

  In 1991 the SEC completed an extensive revision of its rules in this area. In addition to increasing the number and kind of reports to be filed, the SEC has obliged companies to report in their proxy statements failures to file re-ports on a timely basis. The Company believes that the failure to file listed below was inadvertent.

  Based solely on its review of the copies of such forms received by the Com-pany, or written representations from certain reporting persons that no Form 5 annual reports were required for those persons, the Company believes that dur-ing 1996, all filing requirements under Section 16(a) of the Exchange Act ap-plicable to its executive officers, directors, and greater than ten-percent beneficial owners were complied with except that Mr. William C. Cox, Jr. re-ported on a Form 5 filed in February 1997 the sale of 1,500 shares of Common Stock held by trustees for the benefit of Mr. Cox's spouse, a transaction that should have been reported on a Form 4 in November 1996.

              ---------------------------------------------------

DATE FOR RECEIPT OF STOCKHOLDER PROPOSALS

A stockholder proposal intended to be presented at the 1998 Annual Meeting must be received by the Company at its principal executive offices not later than November 21, 1997 in order to be considered for inclusion in the Company's 1998 proxy statement and form of proxy.

OTHER MATTERS

The Company knows of no other matter to be brought before the 1997 Annual Meeting. If any other matter requiring a vote of the stockholders should come before the meeting, it is the intention of the persons named in the proxy to vote the same with respect to any such matter in accordance with their best judgment.

  Stockholders who do not expect to attend the 1997 Annual Meeting in person are requested to complete, date, sign and return the enclosed proxy promptly in the enclosed postage prepaid envelope.

A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K TO BE FILED WITH THE SECU-RITIES AND EXCHANGE COMMISSION NOT LATER THAN MARCH 31, 1997 WILL BE AVAILABLE TO INTERESTED STOCKHOLDERS UPON WRITTEN REQUEST TO MR. ROGER MAY, DIRECTOR OF CORPORATE RELATIONS, DOW JONES & COMPANY, INC., 200 LIBERTY STREET, NEW YORK, NEW YORK 10281.

By order of the Board of Directors,

Peter G. Skinner
Secretary

New York, New York
March 21, 1997

                                                                     APPENDIX A

DOW JONES 1997 LONG TERM INCENTIVE PLAN

1. PURPOSE. The purpose of this Plan is to provide a means whereby Dow Jones & Company, Inc. (the "Company") may, through the grant of (i) contingent stock rights and (ii) options to purchase Common Stock of the Company, both as de-scribed herein (collectively, the "Plan Awards"), to employees of the Company and of any Subsidiary (employees to whom Plan Awards are granted being herein-after called "Participants"), attract and retain persons of ability as key em-ployees (including officers and directors who are also employees) and motivate such employees to exert their best efforts on behalf of the Company and any Subsidiary. When used in the Plan with reference to employment, the term "Com-pany" shall include Subsidiaries of the Company. As used herein the term "Sub-sidiary" shall mean any legal entity 50% or more of the voting equity of which is owned or controlled directly or indirectly by the Company.

2. STOCK AVAILABLE FOR PLAN AWARDS. The stock to be subject to or related to Plan Awards shall be shares of Common Stock ($1.00 par value) of the Company ("Common Stock"), and may be either authorized and unissued or held by the Company in its treasury. The maximum number of shares of Common Stock with re-spect to which Plan Awards may be granted under the Plan shall be 2,000,000 shares, subject to adjustment in accordance with the provisions of Section 7 hereof. The shares related to the unexercised or undistributed portion of any terminated, expired, cancelled or forfeited Plan Award (including, without limitation, the shares involved in any Maximum Award (as hereinafter defined) that are not included in the related Final Award (as hereinafter defined)) shall be made available for further Plan Awards. Shares of Common Stock that
(i) are used by a Participant as full or partial payment to the Company of the purchase price of shares of Common Stock acquired upon exercise of an option pursuant to this Plan, (ii) are withheld pursuant to Section 4(d)(5), (iii) are subject to an option or portion of an option that is cancelled or "stocked-out" pursuant to Section 5(b)(8), or (iv) represent Final Awards as to which elections are made pursuant to Section 4(d)(4), shall not be made available for further Plan Awards. Anything contained herein to the contrary notwithstanding, the aggregate number of shares of Common Stock with respect to which options may be granted during any calendar year to any individual shall be limited to 200,000.

3. ADMINISTRATION OF THE PLAN. The Plan shall be administered by the Compensa-tion Committee (the "Committee") consisting of not less than two members ap-pointed by the Board of Directors of the Company. Each member of the Committee shall be a member of the Board who qualifies both as an "outside director" within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended from time to time (the "Code"), and as a "non-employee director" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934. Any vacancy occurring in the membership of the Committee shall be filled by appointment of the Board. The Committee may interpret the Plan, prescribe, amend and rescind any rules and regulations necessary or appropriate for the administration of the Plan, and make such other determinations and take such other actions as it deems necessary or advisable, except as otherwise ex-pressly reserved to the Board of Directors of the Company in the Plan. Without limiting the generality of the foregoing sentence, the Committee may, in its discretion, treat all or any portion of any period during which a Participant is on military or other approved leave of absence from the Company as a period of employment of such Participant by the Company for purposes of accrual of his or her rights under his or her Plan Award; provided, however, that no Plan Award may be granted to an employee while he or she is on a leave of absence. Any interpretation, determination or other action made or taken by the Commit-tee shall be final, binding and conclusive.

4. CONTINGENT STOCK RIGHTS AND FINAL AWARDS.

(a) Grant of Contingent Stock Rights. The term "Contingent Stock Right" ("Right"), as used in the Plan, shall mean the right to receive, without pay-ment to the Company, the number of shares of Common Stock specified therein, subject to the terms and provisions of the Plan. The Committee, at any time and from time to time while the Plan is in effect, may grant, or authorize the granting of, Rights to such officers and other key employees of the Company (whether or not members of the Board of Directors) as it may select and for such numbers of shares as it shall designate, subject to the provisions of this Section 4 and Section 3 hereof.

(b) Terms and Provisions of Contingent Stock Rights. The Committee shall de-termine the terms and provisions of each Right, including, without limitation,
(i) the number of shares of Common Stock to be covered by such Right (the "Maximum Award"), (ii) such subjective and objective criteria for evaluating the performance of the Participant and the Company as the Committee shall deem appropriate in determining whether and to what extent the Maximum Award shall be earned (the "Performance Criteria"), (iii) the period of time with respect to which such performance is to be measured (the "Performance Period"), and
(iv) the period of time, if any, following the expiration of the Performance Period during which the disposition of shares of Common Stock covered by any Final Award relating to such Right shall be restricted as provided in Section 4(h) hereof (the "Restriction Period"); provided, however, that the Committee may establish the Restriction Period applicable to any Right at the time of or at any time prior to the granting of the related Final Award rather than at the time of granting such Right. If the Committee shall so determine, the Per-formance Criteria provided in any Right may include the performance of the Company or any division, operation or subsidiary thereof during a Performance Period compared with performance by other corporations or other business units during such Performance Period, and may reflect both quantitative and qualita-tive standards. During the Performance Period relating to any Right, the Com-mittee may adjust the Performance Criteria provided in such Right and other-wise modify the terms and provisions of such Right. Each Right shall be evi-denced by a letter, an agreement or such other document as the Committee may determine.

(c) Dividend Equivalents on Rights. Each Participant to whom a Right has been granted shall be entitled to receive payment of the same amount of cash that such Participant would have received as cash dividends if, on each dividend record date during the entire Performance Period relating to such Right, such Participant had been the holder of record of a number of shares of Common Stock equal to the number of shares then covered by such Right (as adjusted pursuant to Section 7 hereof). If the Company shall declare a dividend on Com-mon Stock payable in Common Stock or in other securities to holders of record of Common Stock during the Performance Periods relating to any Right, such dividend shall be dealt with as provided in Section 7 hereof.

(d) Final Awards.

  (1) Not earlier than 90 days prior to the completion of the Performance Pe-riod relating to any Right, and not later than 90 days thereafter, the Commit-tee shall determine the percentage (which shall not exceed 100%) of the Maxi-mum Award (as adjusted pursuant to Section 7 hereof) that shall be awarded fi-nally to the Participant who holds such Right (the number of shares of Common Stock resulting from the application of such percentage being hereinafter called the "Final Award"). Each Final Award shall represent only full shares of Common Stock, and any fractional share that would result from the applica-tion of such percentage shall be disregarded. In making such determination, the Committee may take into account (i) the extent to which the Performance Criteria provided in such Right were, in the Committee's sole opinion, achieved, (ii) the individual performance of such Participant during the re-lated Performance Period and (iii) such other factors as the Committee may deem relevant, including, without limitation, any change in circumstances or unforeseen events, relating to the Company, the economy or otherwise, since the date of grant of such Right. The Committee shall notify such Participant of such Participant's Final Award as soon as practicable following such deter-mination.

  (2) Following the determination of each Final Award, except to the extent that the Participant elects, and the Committee approves, the payment of cash in satisfaction of the Final Award pursuant to Section 4(d)(4) hereof, the Company shall issue or cause to be issued certificates for the number of shares of Common Stock representing such Final Award, registered in the name of the Participant who received such Final Award. Such Participant shall thereupon become the holder of record of the number of shares of Common Stock evidenced by such certificates, entitled to dividends, voting rights and other rights of a holder thereof, subject to the terms and provisions of the Plan, including, without limitation, the provisions of Sections 4(e), 4(h) and 7 hereof. Concurrently with the issuance of such certificates, the Company shall deliver to such Participant an amount equal to the amount of the cash divi-dends that such Participant would have received with respect to the shares of Common Stock representing such Final Award if such Participant had been the holder of record of such shares immediately following completion of the Per-formance Period relating to such Final Award. The Committee may require that such certificates bear such restrictive legend as the Committee may specify and be held by the Company in escrow or otherwise pursuant to any form of agreement or instrument that the Committee may specify. If the Company shall have declared a dividend on Common Stock payable in Common Stock or in other securities to holders of record of Common Stock during the period following completion of the Performance Period relating to any Final Award, and prior to the date on which such Participant shall have been the holder of record of the shares representing such Final Award, such dividend shall be dealt with as provided in Section 7 hereof.

  (3) Upon the expiration of the Restriction Period, if any, relating to any Final Award, the certificates for the shares of Common Stock, issued in such Participant's name with respect to such Final Award, shall be delivered to such Participant as soon as practicable, free of all restrictions and restric-tive legends.

  (4) Notwithstanding any provision of the Plan to the contrary, following the determination of any Final Award under the Plan, including such a determina-tion pursuant to Section 4(e)(2) upon the death, permanent disability or re-tirement of a Participant, the Participant to whom the Final Award has been made (or, in the event of the Participant's death, his or her designated bene-ficiary) may elect, subject to the approval of the Committee, to receive all or a portion of such Final Award in cash, or Common Stock, or a combination of both. If a Participant elects, with the approval of the Committee, to receive all or a portion of such Final Award in cash, the amount thereof shall equal the fair market value of Common Stock on the date of such Final Award multi-plied by the number of shares of Common Stock as to which such election is be-ing made.

  (5) Prior to the delivery under the Plan (pursuant to this Section 4 or oth-erwise) of certificates for shares of Common Stock, or cash pursuant to a Par-ticipant's election and Committee approval pursuant to Section 4(d)(4), appro-priate arrangements shall be made for the payment of any taxes required to be withheld by federal, state or local law. At the election of the Participant, the Company may satisfy such tax withholding obligation by withholding shares of Common Stock with an aggregate fair market value equal to the tax required to be withheld.

(e) Effect of Termination of Employment or Death.

  (1) If a Participant's employment with the Company shall terminate prior to the expiration of the Performance Period relating to any Right granted to such Participant for any reason other than death, permanent disability or retire-ment, such Right shall be forfeited and cancelled forthwith, except as other-wise determined by the Committee.

  (2) If a Participant's employment with the Company shall terminate because of his or her death, permanent disability or retirement, then, with respect to each such Right held by such Participant, the Committee shall have absolute discretion to determine the number of shares in the Maximum Award with respect to which such Participant shall be deemed to have satisfied the Performance Criteria, and the Committee shall multiply such number of shares by a frac-tion, the numerator of which is the number of months

(treating any part of a month as a complete month) during the Performance Pe-riod which elapsed prior to termination of the Participant's employment, and the denominator of which is the number of months in the Performance Period. Except to the extent that the Participant or his or her representative has elected, and the Committee has approved, the receipt of cash pursuant to Sec-tion 4(d)(4) hereof, the Company shall issue or cause to be issued certifi-cates for the number of shares of Common Stock representing the Final Award attributable to each such Right, determined in accordance with the preceding sentence, at such time, but not later than 90 days after the completion of the Performance Period with respect to such Right, as the Committee determines. Any and all certificates issued pursuant to this Section 4(e)(2) shall not be, and any certificates previously issued pursuant to Final Awards under this Plan to a Participant who has subsequently died, become permanently disabled or retired, shall upon the occurrence of any such event cease to be, subject to the restrictions, if any, imposed by Section 4(h) hereof. Where appropri-ate, replacement certificates shall be delivered to the Participant or his beneficiary, free of all restrictive legends.

  (3) Notwithstanding any other provision of the Plan to the contrary, a Right shall be forfeited and cancelled forthwith, unless the Committee shall deter-mine otherwise, if a Participant's employment with the Company shall for any reason terminate (i) within 180 days following the commencement of the Perfor-mance Period relating to such Right (or such other period as the Committee may specify) or (ii) within 180 days following the date of grant of such Right.

  (4) In the event of the death of any Participant, the term "Participant" as used in the Plan shall thereafter be deemed to refer to the beneficiary desig-nated pursuant to Section 6 hereof or, if no such designation is in effect, the person to whom the Participant's rights pass by will or applicable law, or, if no such person has such right, the executor or administrator of the es-tate of such Participant.

(f) Recommendations to Committee. Recommendations as to the employees to be granted Rights, the Maximum Awards, Performance Criteria, Performance Periods, Restriction Periods and other terms to be provided therein, and adjustments, if any, in Performance Criteria and any other modifications of the terms and provisions of such Rights, and the amounts of Final Awards, shall be made to the Committee by the Chief Executive Officer, except that he or she shall not make any such recommendation as to himself or herself.

(g) Restrictions on Transfer of Rights. No Right shall be transferred, as-signed or otherwise disposed of by a Participant otherwise than by will or the laws of descent and distribution.

(h) Restrictions on Transfer of Final Awards. Until the expiration of any ap-plicable Restriction Period, no shares of Common Stock covered by any Final Award shall be transferred, assigned or otherwise disposed of by a Participant other than in satisfaction of a tax withholding obligation as provided in Sec-tion 4(d)(5), and otherwise than by will or the laws of descent and distribu-tion; provided, however, that the Committee may permit the use of Common Stock included in any Final Award as partial or full payment upon exercise of an op-tion under the Plan or a stock option under any stock option plan of the Com-pany prior to the expiration of such Restriction Period.

5. STOCK OPTIONS.

(a) Grant of Stock Options. Subject to the provisions of the Plan, the Commit-tee shall have the power to:

  (1) determine and designate from time to time those key employees of the Company to whom options are to be granted and the number of shares to be op-tioned to each such employee;

  (2) authorize the granting of options which qualify as incentive stock op-tions within the meaning of Section 422 of the Code ("Incentive Stock Op-tions"), and options which do not qualify as Incentive Stock Options, both of which are referred to herein as options;

  (3) determine the number of shares subject to each option;

  (4) determine the time or times and the manner when each option shall be ex-ercisable and the duration of the exercise period, which period shall in no event exceed ten years (or five years as specified in Section 5(b)(10) hereof) from the date the option is granted;

  (5) extend the term of an option (including extension by reason of an optionee's death, permanent disability or retirement) but not beyond ten years (or five years as specified in Section 5(b)(10) hereof) from the date of the grant; and

  (6) cancel all or any portion of any option as provided in Section 5(b)(8).

  No director of the Company who is not also an employee of the Company shall be entitled to receive any option under the Plan.

(b) Terms and Conditions of Options. Each option granted under the Plan shall be evidenced by an agreement, in form approved by the Committee, which shall be subject to the following express terms and conditions and to such other terms and conditions as the Committee may deem appropriate:

  (1) Option Period. Each option agreement shall specify the period for which the option thereunder is granted (which in no event shall exceed ten years (or five years as specified in Section 5(b)(10) hereof) from the date of grant) and shall provide that the option shall expire at the end of such period.

  (2) Option Price. The option price per share shall be determined by the Com-mittee at the time any option is granted, and shall be not less than the fair market value (but in no event less than the par value) of the Common Stock of the Company on the date the option is granted, as determined by the Committee.

  (3) Exercise of Option. No part of any option may be exercised until the optionee shall have remained in the employ of the Company for such period af-ter the date on which the option is granted as the Committee may specify in the option agreement.

  (4) Payment of Purchase Price upon Exercise. The purchase price of the shares as to which an option shall be exercised shall be paid to the Company at the time of exercise either (i) in cash, or (ii) by delivering Common Stock of the Company already owned by the optionee (including Common Stock obtained pursuant to Final Awards before expiration of any related Restriction Period) and having a total fair market value on the date of such delivery equal to the purchase price, or (iii) by delivering a combination of cash and Common Stock of the Company having a total fair market value on the date of such delivery equal to the purchase price.

  (5) Exercise in the Event of Death or Termination of Employment. (A) If an optionee's employment by the Company or a Subsidiary shall terminate because of his or her death, retirement or permanent disability, his or her option may be exercised, to the extent provided in the option agreement, by him or her, by a transferee to whom the option has been transferred pursuant to Section 5(b)(6), or by the person or persons to whom the optionee's rights under the option pass by designation pursuant to Section 6, or, absent a designation, by will or applicable law, or if no such person has such right, by the executor or administrator of his or her estate, at any time, or from time to time, but not later than the earlier of (i) the expiration date specified pursuant to
Section 5(b)(1) or (ii) the expiration of the period, if any, prescribed in the agreement for such an exercise. (B) If an optionee's employment shall ter-minate for any reason other than death, permanent disability or retirement, all right to exercise his or her option shall terminate at the date of such termination of employment.

  (6) Transferability of Options. The Committee may, in its discretion, autho-rize all or a portion of the options to be granted to an optionee to be on terms which permit transfer by such optionee to (i) the spouse, parents, chil-dren or grandchildren of the optionee ("Immediate Family Members"), (ii) a trust or trusts for the exclusive benefit of such Immediate Family Members or for the benefit of such Immediate Family Members and one or more organizations exempt from income tax and described in Section 501(c)(3) of the Code, or
(iii) a partnership or similar vehicle in which such Immediate Family Members are the only partners or participants; provided that (x) the stock option agreement pursuant to which such options are granted must be approved by the Committee, and must expressly provide for transferability in a manner consistent with this Section 5(b)(6) and (y) transferred options shall not again be transferable other than by will or by the laws of descent and distribution. Following transfer, any such options shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that for purposes of Sections 5(b)(7), 5(b)(8), 6 and 8 hereof the terms "optionee" and "Participant," as applicable, shall be deemed to refer to the transferee. The events of termination of employment of Section 5(b)(5) hereof shall continue to be applied with respect to the original optionee, following which the options shall be exercisable by the transferee only to the extent, and for the periods, specified by such Section 5(b)(5).

  (7) Investment Representation. Upon demand by the Committee, the optionee (or any person acting under Section 5(b)(5) or 5(b)(6)) shall deliver to the Committee at the time of any exercise of an option a written representation that the shares to be acquired upon such exercise are to be acquired for in-vestment and not for resale or with a view to the distribution thereof. Upon such demand, delivery of such representation prior to the delivery of any shares issued upon exercise of an option and prior to the expiration of the option period shall be a condition precedent to the right of the optionee or such other person to purchase any shares (and each option agreement shall con-tain an undertaking to deliver such a representation).

  (8) Other Option Provisions. The form of option authorized by the Plan may contain such other provisions as the Committee may, from time to time, deter-mine. Without limiting the foregoing, the Committee may, with the consent of the optionee, from time to time cancel all or any portion of any option then subject to exercise, and the Company's obligation in respect of such option may be discharged either by (i) payment to the optionee of an amount in cash equal to the excess, if any, of the fair market value at such time of the shares subject to the portion of the option so cancelled over the aggregate purchase price of such shares, (ii) the issuance or transfer to the optionee of shares of Common Stock of the Company with a fair market value at such time equal to any such excess, or (iii) a combination of cash and shares with a combined value equal to any such excess, all as determined by the Committee in its discretion. The Committee may also authorize options that permit payment of the purchase price and taxes arising upon exercise by having the Company withhold a sufficient number of shares, otherwise issuable thereunder to cover such amounts.

  (9) Limitation on Value of Incentive Stock Options. The aggregate fair mar-ket value (determined as of the time the option is granted) of the stock for which Incentive Stock Options granted to any one employee under this Plan and under all stock option plans of the Company and its Subsidiaries may by their terms first become exercisable during any calendar year shall not exceed $100,000.

  (10) Grants to Certain Holders. Notwithstanding Sections 5(b)(1) and 5(b)(2) hereof, if an Incentive Stock Option is granted to an optionee who owns stock representing more than ten percent of the voting power of all classes of stock of the Company or a Subsidiary, the period specified in the option agreement for which the Incentive Stock Option thereunder is granted and at the end of which the Incentive Stock Option shall expire, shall not exceed five years from the date of grant and the option price shall be at least 110% of the fair market value (as of the time of grant) of the Common Stock subject to the op-tion.

  (11) Elective Deferral. (A) Notwithstanding anything herein to the contrary, an optionee may elect, at the discretion of, and in accordance with rules which may be established by, the Committee, to defer delivery of the proceeds of exercise of an unexercised option, provided such election is irrevocable and is made (i) at least two years (or such shorter period as may be deter-mined by the Committee) prior to the date that such option otherwise would ex-pire and (ii) at least one year (or such shorter period as may be determined by the Committee) prior to the date such option is exercised. Upon such exer-cise, the amount deferred shall be credited, at the date of exercise, to a de-ferred compensation account pursuant to a deferred compensa-tion agreement between the optionee and the Company, and shall be payable at such time or times and in such manner as shall be provided in such agreement; provided, that the date as of which payment shall be made or payments shall commence shall be not less than two years (or such shorter period as may be determined by the Committee) subsequent to the date of exercise, but not later than the first day of the third month following optionee's termination of em-ployment. (B) Each optionee shall have the status of a general unsecured cred-itor of the Company with respect to his or her deferred compensation account, and such account constitutes a mere promise by the Company to make payments with respect thereto. (C) An optionee's right to benefit payments under the Plan with respect to his or her deferred compensation account may not be an-ticipated, alienated, sold, transferred, assigned, pledged, en-cumbered, at-tached or garnished by creditors of the optionee or the optionee's beneficiary and any attempt to do so shall be void.

6. DESIGNATION OF BENEFICIARIES. A Participant may file with the Company a written designation of a beneficiary or beneficiaries under the Plan and may from time to time revoke or change any such designation of beneficiary. Any designation of beneficiary under the Plan shall be controlling over any other disposition, testamentary or otherwise; provided, however, that if the Commit-tee shall be in doubt as to the entitlement of any such beneficiary to any Right, Final Award or option, the Committee may determine to recognize only the legal representative of such Participant, in which case the Company, the Committee and the members thereof shall not be under any further liability to anyone.

7. ADJUSTMENTS IN EVENT OF CHANGE IN COMMON STOCK. In the event of any change in the Common Stock of the Company by reason of any stock dividend, recapital-ization, reorganization, merger, consolidation, split-up, combination or ex-change of shares, or rights offering to purchase Common Stock at a price sub-stantially below fair market value, or of any similar change affecting the Common Stock, the number and kind of shares which thereafter may be optioned and sold under the Plan and with respect to which Rights may thereafter be granted, and the number and kind of shares subject to option in outstanding option agreements, the purchase price per share thereunder and the number and kind of shares with respect to which Rights are outstanding shall be appropri-ately adjusted consistent with such change in such manner as the Committee may deem equitable to prevent substantial dilution or enlargement of the rights granted to, or available for, Participants in the Plan.

8. NO RIGHTS AS STOCKHOLDER OR TO CONTINUANCE OF EMPLOYMENT. No Participant shall have any rights as a stockholder with respect to any shares subject to his or her option or Rights prior to the date of issuance to him or her of a certificate or certificates for such shares. The Plan and any option or Right granted under the Plan shall not confer upon any Participant any right with respect to any continuance of employment by the Company, nor shall they inter-fere in any way with the right of the Company to terminate his or her employ-ment at any time.

9. COMPLIANCE WITH GOVERNMENT LAW AND REGULATIONS. The Plan, the grant and ex-ercise of options and the grant of Rights and Final Awards thereunder, and the obligation of the Company to sell and deliver shares under such options and to deliver shares under such Final Awards, shall be subject to all applicable laws, rules and regulations and to such approvals by any government or regula-tory agency that may be required. The Company shall not be required to issue or deliver any certificates for shares of Common Stock prior to (i) the list-ing of such shares on any stock exchange on which the Common Stock may then be listed and (ii) the completion of any registration or qualification of such shares under any state or federal law, or any ruling or regulation of any gov-ernmental body which the Company shall, in its sole discretion, determine to be necessary or advisable.

10. AMENDMENT OR DISCONTINUANCE OF THE PLAN. The Board of Directors of the Company may at any time amend or discontinue the Plan; provided, however, that, subject to the provisions of Section 7 no action of the Board of Direc-tors or of the Committee may (i) increase the number of shares with respect to which Plan Awards may be granted under the Plan, (ii) permit the granting of any option at an option price less than that determined in accordance with

Section 5(b)(2) or (iii) permit the extension or granting of options which ex-pire beyond the ten year period provided for in Sections 5(a)(5) and 5(b)(1). Without the written consent of a Partici- pant, no amendment or discontinuance of the Plan shall alter or impair any Plan Award previously granted to him or her under the Plan.

11. EFFECTIVE DATE AND TERM OF THE PLAN. The effective date of the Plan shall be the date of approval of the Plan by stockholders of the Company holding not less than a majority of the votes of the shares present and voting at a meet-ing at which the Plan is proposed for approval. No Plan Award may be granted under the Plan later than December 31, 2001.

12. NAME. The Plan shall be known as the "Dow Jones 1997 Long Term Incentive Plan."

                           DOW JONES & COMPANY, INC.
            PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR
                 ANNUAL MEETING OF STOCKHOLDERS--APRIL 16, 1997

P

R

O

X

Y

The undersigned stockholder of Dow Jones & Company, Inc. hereby appoints WILLIAM
C. COX, JR., PETER R. KANN and KENNETH L. BURENGA and each of them jointly and severally, proxies, with full power of substitution, to vote all shares of Common Stock and Class B Common Stock of the Company which the undersigned is entitled to vote at the 1997 Annual Meeting of Stockholders to be held on Wednesday, April 16, 1997, at 9:30 a.m. and at any adjournment thereof, upon such business as may properly come before the meeting, including the following proposals, which are described in the Proxy Statement dated March 21, 1997, a copy of which has been received by the undersigned:

                            Election of Directors.
                                   Nominees:

FOR ELECTION BY THE HOLDERS OF COMMON STOCK VOTING SEPARATELY AS A CLASS:
            Harvey Golub, David K.P. Li and William C. Steere, Jr.

FOR ELECTION BY THE HOLDERS OF COMMON STOCK AND CLASS B COMMON STOCK VOTING
TOGETHER:
   Leslie Hill, Jane C. MacElree, Frank N. Newman and James H. Ottaway, Jr.

PLEASE SIGN AND DATE ON REVERSE SIDE.

                  UP ARROW - FOLD AND DETACH HERE - UP ARROW

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR Proposals 1(a), 1(b) and 2, and AGAINST Proposal 3.

Please mark
your votes as  [X]
indicated in
this example

The Board of Directors recommends a vote FOR Proposals 1(a), 1(b) and 2, and AGAINST Proposal 3.

                                                              FOR    WITHHELD
1(a). Election of Directors by Common Stock.                  [  ]     [  ]
(see reverse)

For, except vote withheld from the following nominees(s):

---------------------------------------------------------

1(b). Election of Directors by Common Stock                  FOR     WITHHELD
        and Class B Common Stock. (see reverse)              [  ]      [  ]

For, except vote withheld from the following nominee(s):

--------------------------------------------------------

2. Adoption of Dow Jones              FOR         AGAINST       ABSTAIN
   1997 Long Term Incentive Plan.     [  ]         [  ]          [  ]


3. Stockholder Proposal to evaluate   FOR         AGAINST       ABSTAIN
   the performance of Chief           [  ]         [  ]          [  ]
   Executive Officer.



Signature(s)                                    Date:                     , 1997
-----------------------------------------------          ----------------

NOTE: Please sign exactly as name appears hereon. When signing as attorney, executor, administrator or trustee or for a corporation, please give your full title. For joint accounts, each owner must sign.


                  UP ARROW - FOLD AND DETACH HERE - UP ARROW